UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2009

ENERGY PARTNERS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices)(Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K dated March 24, 2009 and filed on March 30, 2009, Energy Partners, Ltd. (the “Company”) had until April 3, 2009 to repay the borrowing base deficiency of $38 million that resulted from the reduction of its borrowing base under its existing credit agreement. On April 3, 2009, the Company obtained a consent from a majority in interest of the bank lenders under the Company’s credit agreement, extending the due date for the repayment of the borrowing base deficiency until April 14, 2009.

The Company does not have the cash resources or unencumbered assets to repay the borrowing base deficiency in full on April 14, 2009 and is continuing to negotiate a forbearance agreement with the bank lenders under its credit agreement. Although the Company is currently in negotiations with the bank lenders, there can be no assurance that the negotiations with the bank lenders will be successful. If the Company is unable to secure additional financing, restructure its debt or successfully negotiate a forbearance agreement with its bank lenders, it may be required to file for bankruptcy protection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2009

ENERGY PARTNERS, LTD.

By:	/s/ JOHN H. PEPER
John H. Peper
Executive Vice President, General Counsel and Corporate Secretary